Exhibit 99.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock, par value $0.0001, of Rosehill Resources Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of May 8, 2017.

TEMA OIL AND GAS COMPANY

By:	/s/ Paul. J. Ebner
Name:	Paul J. Ebner
Title:	President

ROSEMORE HOLDINGS, INC.

By:	/s/ Paul. J. Ebner
Name:	Paul J. Ebner
Title:	President and CEO

ROSEMORE, INC.

By:	/s/ Paul. J. Ebner
Name:	Paul J. Ebner
Title:	President and CEO

KLR ENERGY SPONSOR, LLC

	By:	KLR Group Investments, LLC, its managing member

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Manager

KLR GROUP INVESTMENTS, LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Manager

KLR GROUP HOLDINGS, LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

By:	/s/ Edward Kovalik
Name:	Edward Kovalik